Exhibit 99.1

Contacts:
Dan Petro, CFA, Director of Corporate Development and Investor Relations
Pioneer Energy Services Corp.
(210) 828-7689

Lisa Elliott / lelliott@dennardlascar.com
Anne Pearson / apearson@dennardlascar.com
Dennard ▪ Lascar Associates / (713) 529-6600

FOR IMMEDIATE RELEASE
Pioneer Energy Services
Announces Completion of Exchange Offer

SAN ANTONIO, Texas, November 4, 2014 - Pioneer Energy Services (NYSE: PES) announced today that it has completed the offer to exchange up to $300 million of its 6.125% Senior Notes due 2022, which have not been registered under the Securities Act of 1933 for a like principal amount of its 6.125% Senior Notes due 2022, which have been registered under the Securities Act of 1933.
The Company received tenders for all $300 million in aggregate principal amount of the 6.125% Senior Notes due 2022, which were exchanged for $300 million of 6.125% Senior Notes due 2022, which have been registered under the Securities Act of 1933.

About Pioneer
Pioneer Energy Services provides contract land drilling services to independent and major oil and gas operators in Texas, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Drilling Services Segment. Pioneer also provides well, wireline, and coiled tubing services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment.